Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-08369-01, 333-108272, and 333-112329 of United Parcel Service, Inc. on Form S-3 and in Registration Statements No. 333-90792, 333-93213, 333-34054, 333-61112, 333-65096, 333-65606, and 333-70708 of United Parcel Service, Inc. on Form S-8 and in Registration Statements No. 333-72127, 333-24805, 333-23969, and 333-23971 of United Parcel Service of America, Inc. on Form S-8 of our reports dated March 14, 2005 relating to the consolidated financial statements of United Parcel Service, Inc. (May 16, 2005 as to Notes 12 and 18), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142, effective January 1, 2002, and to the Company’s change in its method of accounting for stock compensation to conform with Statement of Financial Accounting Standards No. 123, effective January 1, 2003) and management’s report of the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K of United Parcel Service, Inc.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

May 16, 2005

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